News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS SECOND FISCAL QUARTER RESULTS
-- Second Quarter Net Income of $64 Million, or $0.58 per Diluted Share --
-- Second Quarter Adjusted Income of $99 Million, or $0.89 per Diluted Share --
-- Assets Under Management of $672.1 Billion and Long-Term Net Inflows of $3.1 Billion --

Baltimore, Maryland - October 30, 2015 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the second fiscal quarter ended September 30, 2015. The Company reported net income1 of $64.3 million, or $0.58 per diluted share, as compared to $94.5 million, or $0.84 per diluted share, in the previous quarter, and net income of $4.9 million, or $0.04 per diluted share, in the second quarter of fiscal 2015. Included in this quarter's results were losses on corporate investments not offset in compensation, as well as an $11.1 million loss on an Australian dollar hedge related to the RARE Infrastructure acquisition which combined to total $22.6 million, or $0.13 per diluted share. In addition, the current quarter included a tax benefit largely due to reserve adjustments related to the successful conclusion of certain tax examinations of $5.0 million, or $0.05 per diluted share. Included in last quarter's results was a tax benefit of $18.0 million, or $0.16 per diluted share, resulting from an increase in the value of our deferred tax assets, primarily due to changes in the New York City tax code. In the prior year's quarter Legg Mason completed a debt refinancing that resulted in a $107.1 million charge, or $0.59 per diluted share. Adjusted income2 for the second fiscal quarter was $99.1 million, or $0.89 per diluted share, as compared to $129.3 million, or $1.14 per diluted share, in the previous quarter and $40.6 million, or $0.35 per diluted share, in the second quarter of fiscal 2015. For the current quarter, operating revenues were $673.1 million, down 5% from $708.6 million in the prior quarter, and down 4% compared to $703.9 million in the second quarter of fiscal 2015. Operating expenses were $540.1 million, down 8% from $584.1 million in the prior quarter, and down 6% compared to $573.5 million in the second quarter of fiscal 2015.

Assets Under Management (“AUM”) were $672.1 billion as of September 30, 2015, down 4% from $699.2 billion as of June 30, 2015, and down 5% from $707.8 billion as of September 30, 2014.

Legg Mason also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.20 per share.

(Amounts in millions, except per share amounts)
	Quarters Ended			Six Months Ended
	Sep	Jun	Sep	Sep	Sep
	2015	2015	2014	2015	2014
Operating Revenues	$673.1	$708.6	$703.9	$1,381.7	$1,397.8
Operating Expenses	540.1	584.1	573.5	1,124.2	1,147.9
Operating Income	133.0	124.5	130.4	257.5	249.9
Net Income[1]	64.3	94.5	4.9	158.9	77.1
Adjusted Income[2]	99.1	129.3	40.6	228.4	147.8
Net Income Per Share - Diluted[1]	0.58	0.84	0.04	1.42	0.66
Adjusted Income Per Share - Diluted[2]	0.89	1.14	0.35	2.03	1.26

(1) Net Income Attributable to Legg Mason, Inc.
(2) See “Use of Supplemental Non-GAAP Financial Information.”

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • RARE Infrastructure • Royce & Associates • Western Asset

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Comments on the Second Quarter of Fiscal Year 2016 Results
Joseph A. Sullivan, Chairman and CEO of Legg Mason said, “Legg Mason generated solid operating results for the quarter against a backdrop of market volatility and declines that negatively impacted revenues and non-operating expenses.  Legg Mason delivered its sixth straight quarter of long-term inflows driven by QS Investors, Brandywine and Western Asset, and largely from institutional investors.   Legg Mason’s long-term organic growth rate for the second quarter of fiscal 2016 was 2.2%, underscoring the diversity across our affiliate and product portfolios, by asset class, geography and investor type.
"We continue to execute against a thoughtful set of strategic growth priorities to position our affiliate portfolio for long-term operating success.   At the same time, we continue to expand our equity and alternatives offerings through QS Investors, Martin Currie and now RARE Infrastructure, our most recent acquisition. We are well positioned across asset classes to capitalize on opportunities for our clients and we feel especially good about our fixed income positioning, as we manage through an evolving rate environment.

"As we navigate through a volatile market environment, we remain committed to managing the company efficiently and balancing business investments with dividend growth and share repurchases.  We are confident that our shareholders will benefit as we execute this plan and further leverage our global scale and diversification in the coming years."

Assets Under Management of $672.1 Billion
AUM decreased 4% to $672.1 billion at September 30, 2015 compared with $699.2 billion at June 30, 2015, driven by $22.6 billion in negative market performance, $4.6 billion in negative foreign exchange and liquidity outflows of $3.0 billion. This was partially offset by long-term net inflows of $3.1 billion. AUM was down 5% from $707.8 billion at September 30, 2014.

•	Long-term net inflows of $3.1 billion included fixed income inflows of $3.0 billion and equity inflows of $0.1 billion.

•	At September 30, 2015, fixed income represented 55% of AUM, while equity represented 26%, and liquidity represented 19%.

•	By geography, 64% of AUM was from clients domiciled in the United States and 36% from non-US domiciled clients.

•
Average AUM during the quarter was $687.2 billion compared to $703.9 billion in the prior quarter and $704.1 billion in the second quarter of fiscal year 2015. Average long-term AUM was $560.4 billion compared to $575.6 billion in the prior quarter and $558.7 billion in the second quarter of fiscal year 2015.

Comparison to the First Quarter of Fiscal Year 2016
Net income was $64.3 million, or $0.58 per diluted share, as compared with net income of $94.5 million, or $0.84 per diluted share, in the first quarter of fiscal year 2016. Included in this quarter's results were losses on corporate investments not offset in compensation and a loss on an Australian dollar hedge related to the RARE Infrastructure acquisition, which combined to total $22.6 million or $0.13 per diluted share. In addition, the current quarter included a tax benefit largely due to reserve adjustments related to the successful conclusion of certain tax examinations of $5.0 million, or $0.05 per diluted share. Last quarter's results included a tax benefit of $18.0 million, or $0.16 per diluted share.

•	Operating revenues of $673.1 million were down 5% from $708.6 million in the prior quarter, reflecting a 2% decrease in average AUM, a less favorable AUM mix and lower performance fees.

•
Operating expenses of $540.1 million were down 8% from $584.1 million in the prior quarter primarily due to lower revenue share compensation related to lower revenues. Last quarter's expenses included $11.5 million in higher seasonal compensation costs. The current quarter expenses included a $5.5 million loss in the market value of deferred compensation and seed investments, which is recorded as a decrease in compensation and benefits with an offset in other non-operating income, compared to a gain of $1.2 million in the prior quarter.

•
Other non-operating expense was $42.5 million compared to $4.5 million in the prior quarter. Other non-operating expenses included an $11.1 million loss on an Australian dollar hedge related to the RARE Infrastructure acquisition as well as losses on corporate investments, not offset in compensation of $11.5

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • RARE Infrastructure • Royce & Associates • Western Asset

News Release

million, compared with gains of $4.5 million last quarter. Both quarters included losses and gains on funded deferred compensation and seed investments, as described above. In addition, the current quarter included $2.3 million in losses associated with consolidated investment vehicles compared to $0.4 million of gains in the prior quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 19.8%, as compared to 17.6% in the prior quarter. Operating margin, as adjusted[2], was 24.0%, as compared to 22.6% in the prior quarter.

•	Adjusted income was $99.1 million, or $0.89 per diluted share, as compared to adjusted income of $129.3 million, or $1.14 per diluted share, in the prior quarter.

Comparison to the Second Quarter of Fiscal Year 2015
Net income was $64.3 million, or $0.58 per diluted share, as compared with $4.9 million, or $0.04 per diluted share, in the second quarter of fiscal year 2015. Included in this quarter's results were losses on corporate investments not offset in compensation and a loss on an Australian dollar hedge related to the RARE Infrastructure acquisition which combined to total $22.6 million or $0.13 per diluted share. In addition, the current quarter included a tax benefit largely due to reserve adjustments related to the successful conclusion of certain tax examinations of $5.0 million, or $0.05 per diluted share. The second quarter of fiscal year 2015 included a $107.1 million charge, or $0.59 per diluted share, related to a debt refinancing.

•
Operating revenues of $673.1 million were down 4% compared with $703.9 million in the second quarter of fiscal year 2015, reflecting a less favorable AUM mix, lower performance fees and a 2% decline in average AUM.

•
Operating expenses of $540.1 million were down 6% compared with $573.5 million in the second quarter of fiscal year 2015 primarily due to lower revenue share compensation related to lower revenues. In addition, the prior year quarter included $8.7 million in costs related to the QS Investors integration and other corporate initiatives. The current quarter expenses also included a loss of $5.5 million in the market value of deferred compensation and seed investments, which are recorded as a decrease in compensation and benefits with an offset in other non-operating income, compared to a loss of $0.4 million in the prior year quarter.

•
Other non-operating expense was $42.5 million, as compared to $121.5 million in the second quarter of fiscal year 2015. Other non-operating expenses included an $11.1 million loss on an Australian dollar hedge related to the RARE Infrastructure acquisition as well as losses on corporate investments, not offset in compensation, of $11.5 million compared with losses of $0.7 million in the prior year quarter. The prior year quarter included a $107.1 million charge related to the debt refinancing. Both quarters included losses on funded deferred compensation and seed investments, as described above. In addition, the current quarter also included $2.3 million in losses associated with consolidated investment vehicles, as compared to $0.1 million in losses in the prior year quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 19.8%, as compared to 18.5% in the second quarter of fiscal year 2015. Operating margin, as adjusted, was 24.0%, as compared to 23.8% in the second quarter of fiscal year 2015.

•	Adjusted income was $99.1 million, or $0.89 per diluted share, as compared to adjusted income of $40.6 million, or $0.35 per diluted share, in the second quarter of fiscal year 2015.

Quarterly Business Developments and Recent Announcements

•
Legg Mason announced on July 28th the agreement to acquire RARE Infrastructure Limited, a pioneer in global listed infrastructure investing headquartered in Sydney, Australia. The transaction closed on October 21, 2015.

•	On September 4, 2015 Legg Mason filed a preliminary prospectus for its first four smart-beta ETFs, subadvised by QS Investors.

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • RARE Infrastructure • Royce & Associates • Western Asset

News Release

Quarterly Performance

At September 30, 2015:
	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[3]	44%	84%	85%	88%

% of Long-Term US Fund Assets Beating Lipper Category Average[3]
Equity	33%	45%	56%	50%
Fixed Income	67%	69%	82%	80%
Total US Fund Assets	48%	55%	67%	62%

Of Legg Mason’s long-term U.S. mutual fund assets, 42.7% were in funds rated 4 or 5 stars by Morningstar.

Balance Sheet
At September 30, 2015, Legg Mason’s cash position was $619 million.  Total debt was $1.1 billion and stockholders' equity was $4.5 billion.  The ratio of total debt to total capital was 19%. In the second fiscal quarter, the Company completed additional open market purchases of 1.9 million shares which reduced the weighted average shares by 907 thousand.

The Board of Directors has declared a quarterly cash dividend on the Company’s common stock in the amount of $0.20 per share. The dividend is payable January 11, 2016 to shareholders of record at the close of business on December 16, 2015.

Conference Call to Discuss Results
A conference call to discuss the Company's results, hosted by Mr. Sullivan, will be held at 8:00 am EDT today. The call will be open to the general public.  Interested participants should access the call by dialing 1-800-447-0521 (or for international calls 1-847-413-3238), confirmation number 40682166, at least 10 minutes prior to the scheduled start to ensure connection.

The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website shortly after the release of the financial results.

A replay of the live broadcast will be available on the Legg Mason website, in the investor relations section, or by dialing 1-888-843-7419 (or for international calls 1-630-652-3042), enter pass code 40682166# when prompted.  Please note that the replay will be available beginning at 10:30 a.m. EDT on Friday, October 30, 2015, and ending at 11:59 p.m. EST on Friday, November 13, 2015.

About Legg Mason
Legg Mason is a global asset management firm, with $672.1 billion in AUM as of September 30, 2015. The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and in the Company’s quarterly reports on Form 10-Q.

(3) See “Supplemental Data Regarding Quarterly Performance.”

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • RARE Infrastructure • Royce & Associates • Western Asset

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Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately ninety percent of total AUM is included in strategy AUM as of September 30, 2015, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results. For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds (including fund-of-hedge funds) which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this table is provided solely for use in connection with this table, and is not directed toward existing or potential clients of Legg Mason.

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed-end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • RARE Infrastructure • Royce & Associates • Western Asset

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Six Months Ended
	September	June	September	September	September
	2015	2015	2014	2015	2014
Operating Revenues:
Investment advisory fees:
Separate accounts	$205,155	$208,104	$204,739	$413,259	$409,509
Funds	359,871	384,345	389,238	744,216	770,865
Performance fees	7,902	18,653	13,993	26,555	30,296
Distribution and service fees	99,602	96,860	94,481	196,462	184,197
Other	556	688	1,444	1,244	2,909
Total operating revenues	673,086	708,650	703,895	1,381,736	1,397,776

Operating Expenses:
Compensation and benefits	282,433	315,052	303,878	597,485	609,384
Distribution and servicing	138,930	149,288	155,100	288,218	303,808
Communications and technology	49,845	48,677	44,624	98,522	86,574
Occupancy	25,716	25,987	22,710	51,703	49,667
Amortization of intangible assets	670	657	464	1,327	1,359
Other	42,462	44,446	46,764	86,908	97,083
Total operating expenses	540,056	584,107	573,540	1,124,163	1,147,875

Operating Income	133,030	124,543	130,355	257,573	249,901

Other Non-Operating Income (Expense):
Interest income	1,229	1,317	1,680	2,546	4,205
Interest expense	(13,280)	(11,949)	(14,975)	(25,229)	(32,033)
Other income (expense), net, including $107,074
debt extinguishment loss in September 2014	(28,110)	5,711	(108,156)	(22,399)	(101,908)
Other non-operating income (expense) of
consolidated investment vehicles, net	(2,303)	407	(79)	(1,896)	2,928
Total other non-operating income (expense)	(42,464)	(4,514)	(121,530)	(46,978)	(126,808)

Income Before Income Tax Provision	90,566	120,029	8,825	210,595	123,093

Income tax provision	27,647	25,090	3,804	52,737	44,460

Net Income	62,919	94,939	5,021	157,858	78,633
Less: Net income (loss) attributable
to noncontrolling interests	(1,400)	391	124	(1,009)	1,548

Net Income Attributable to Legg Mason, Inc.	$64,319	$94,548	$4,897	$158,867	$77,085

Net Income per Share Attributable to
Legg Mason, Inc. Shareholders:
Basic	$0.58	$0.85	$0.04	$1.43	$0.66

Diluted	$0.58	$0.84	$0.04	$1.42	$0.66

Weighted-Average Number of Shares
Outstanding: (1)
Basic	110,624	111,691	115,799	111,154	116,459
Diluted	111,556	112,971	116,940	112,258	117,574

(1) Includes weighted-average unvested restricted shares deemed to be participating securities of 2,772, 2,737, and 3,109 for the quarters ended September 2015, June 2015, and September 2014, respectively, and 2,754 and 3,059 for the six months ended September 2015 and September 2014, respectively.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)
	Quarters Ended
	September 2015			June 2015			September 2014

	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals

Total operating revenues	$673,168	$(82)	$673,086	$708,735	$(85)	$708,650	$704,079	$(184)	$703,895
Total operating expenses	540,023	33	540,056	584,087	20	584,107	573,486	54	573,540
Operating Income (Loss)	133,145	(115)	133,030	124,648	(105)	124,543	130,593	(238)	130,355
Other non-operating income (expense)	(40,988)	(1,476)	(42,464)	(4,879)	365	(4,514)	(121,714)	184	(121,530)
Income (Loss) Before Income Tax Provision	92,157	(1,591)	90,566	119,769	260	120,029	8,879	(54)	8,825
Income tax provision	27,647	—	27,647	25,090	—	25,090	3,804	—	3,804
Net Income (Loss)	64,510	(1,591)	62,919	94,679	260	94,939	5,075	(54)	5,021
Less: Net income (loss) attributable
to noncontrolling interests	191	(1,591)	(1,400)	131	260	391	178	(54)	124
Net Income Attributable to Legg Mason, Inc.	$64,319	$—	$64,319	$94,548	$—	$94,548	$4,897	$—	$4,897

	Six Months Ended
	September 2015			September 2014

	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals

Total operating revenues	$1,381,903	$(167)	$1,381,736	$1,398,143	$(367)	$1,397,776
Total operating expenses	1,124,110	53	1,124,163	1,147,801	74	1,147,875
Operating Income (Loss)	257,793	(220)	257,573	250,342	(441)	249,901
Other non-operating income (expense)	(45,867)	(1,111)	(46,978)	(128,530)	1,722	(126,808)
Income (Loss) Before Income Tax Provision	211,926	(1,331)	210,595	121,812	1,281	123,093
Income tax provision	52,737	—	52,737	44,460	—	44,460
Net Income (Loss)	159,189	(1,331)	157,858	77,352	1,281	78,633
Less: Net income (loss) attributable
to noncontrolling interests	322	(1,331)	(1,009)	267	1,281	1,548
Net Income Attributable to Legg Mason, Inc.	$158,867	$—	$158,867	$77,085	$—	$77,085

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LEGG MASON, INC.
TO ADJUSTED INCOME (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Six Months Ended

	September	June	September	September	September
	2015	2015	2014	2015	2014

Net Income Attributable to Legg Mason, Inc.	$64,319	$94,548	$4,897	$158,867	$77,085

Plus:
Amortization of intangible assets	670	657	464	1,327	1,359
Deferred tax amortization benefit on intangible assets	34,116	34,121	35,225	68,237	69,369

Adjusted Income	$99,105	$129,326	$40,586	$228,431	$147,813

Net Income per Diluted Share Attributable to Legg Mason, Inc. Shareholders	$0.58	$0.84	$0.04	$1.42	$0.66

Plus: (2)
Amortization of intangible assets	—	—	—	—	0.01
Deferred tax amortization benefit on intangible assets	0.31	0.30	0.31	0.61	0.59

Adjusted Income per Diluted Share	$0.89	$1.14	$0.35	$2.03	$1.26

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."
(2) In calculating Adjusted Income per Diluted Share, we include the weighted-average of unvested restricted shares deemed to be participating securities and the earnings allocated to these participating securities. For purposes of this non-GAAP performance measure, earnings are allocated in the same ratio to participating securities and common shares. As a result, the inclusion of these participating securities and the earnings allocated thereto do not impact the per share amounts of the adjustments made to Net Income per Diluted Share Attributable to Legg Mason, Inc. Shareholders.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended

	September	June	September	September	September
	2015	2015	2014	2015	2014

Operating Revenues, GAAP basis	$673,086	$708,650	$703,895	$1,381,736	$1,397,776

Plus (less):
Operating revenues eliminated upon
consolidation of investment vehicles	82	85	184	167	367
Distribution and servicing expense excluding
consolidated investment vehicles	(138,920)	(149,280)	(155,090)	(288,200)	(303,791)

Operating Revenues, as Adjusted	$534,248	$559,455	$548,989	$1,093,703	$1,094,352

Operating Income, GAAP basis	$133,030	$124,543	$130,355	$257,573	$249,901

Plus (less):
Gains (losses) on deferred compensation
and seed investments, net	(5,499)	1,210	(374)	(4,289)	4,075
Amortization of intangible assets	670	657	464	1,327	1,359
Operating income of consolidated investment
vehicles, net	115	105	238	220	441

Operating Income, as Adjusted	$128,316	$126,515	$130,683	$254,831	$255,776

Operating Margin, GAAP basis	19.8%	17.6%	18.5%	18.6%	17.9%
Operating Margin, as Adjusted	24.0	22.6	23.8	23.3	23.4

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)

Assets Under Management

	Quarters Ended
By asset class:	September 2015	June 2015	March 2015	December 2014	September 2014
Equity	$177.6	$197.3	$199.4	$198.7	$193.6
Fixed Income	368.4	372.2	376.1	367.4	360.4
Long-Term Assets	546.0	569.5	575.5	566.1	554.0
Liquidity	126.1	129.7	127.2	143.0	153.8
Total	$672.1	$699.2	$702.7	$709.1	$707.8

	Quarters Ended					Six Months Ended
By asset class (average):	September 2015	June 2015	March 2015	December 2014	September 2014	September 2015	September 2014
Equity	$189.6	$199.8	$198.3	$200.0	$194.6	$194.3	$191.4
Fixed Income	370.8	375.8	373.2	365.8	364.1	373.5	363.4
Long-Term Assets	560.4	575.6	571.5	565.8	558.7	567.8	554.8
Liquidity	126.8	128.3	135.6	145.1	145.4	127.2	142.0
Total	$687.2	$703.9	$707.1	$710.9	$704.1	$695.0	$696.8

Component Changes in Assets Under Management
	Quarters Ended					Six Months Ended
	September 2015	June 2015	March 2015	December 2014	September 2014	September 2015	September 2014
Beginning of period	$699.2	$702.7	$709.1	$707.8	$704.3	$702.7	$701.8
Net client cash flows:
Equity	0.1	(1.3)	(1.4)	(1.1)	1.6	(1.2)	(0.2)
Fixed Income	3.0	2.6	7.6	9.9	(0.9)	5.6	1.6
Long-Term flows	3.1	1.3	6.2	8.8	0.7	4.4	1.4
Liquidity	(3.0)	2.3	(15.3)	(10.6)	12.7	(0.7)	3.7
Total net client cash flows	0.1	3.6	(9.1)	(1.8)	13.4	3.7	5.1
Market performance and other (1)	(22.6)	(8.9)	9.0	9.5	(2.5)	(31.4)	1.7
Impact of foreign exchange	(4.6)	1.8	(6.3)	(6.4)	(7.4)	(2.9)	(5.8)
Acquisitions (Disposition), net	—	—	—	—	—	—	5.0
End of period	$672.1	$699.2	$702.7	$709.1	$707.8	$672.1	$707.8

Note: Due to effects of rounding, the sum of the quarterly results may differ immaterially from the year-to-date results.

(1) Includes $12.8 billion of certain client assets previously reported as Assets Under Management that have been reclassified as Assets Under Advisement for the six months ended September 2014.

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Use of Supplemental Non-GAAP Financial Information

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Adjusted Income” and “Operating Margin, as Adjusted” that management uses as benchmarks in evaluating and comparing our period-to-period operating performance.

Adjusted Income
We define “Adjusted Income” as Net Income Attributable to Legg Mason, Inc., plus amortization and deferred taxes related to intangible assets and goodwill, imputed interest and tax benefits on contingent convertible debt less deferred income taxes on goodwill and indefinite-life intangible asset impairment, if any. We also adjust for non-core items that are not reflective of our economic performance, such as intangible asset impairments, the impact of fair value adjustments of contingent consideration liabilities, if any, the impact of tax rate adjustments on certain deferred tax liabilities related to indefinite-life intangible assets, and loss on extinguishment of contingent convertible debt.

We believe that Adjusted Income provides a useful representation of our operating performance adjusted for non-cash acquisition related items and other items that facilitate comparison of our results to the results of other asset management firms that have not issued/extinguished contingent convertible debt or made significant acquisitions. We also believe that Adjusted Income is an important metric in estimating the value of an asset management business.

Adjusted Income only considers adjustments for certain items that relate to operating performance and comparability, and therefore, is most readily reconcilable to Net Income Attributable to Legg Mason, Inc. determined under GAAP. This measure is provided in addition to Net Income Attributable to Legg Mason, Inc., but is not a substitute for Net Income Attributable to Legg Mason, Inc. and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or adjusted income, of other companies. Further, Adjusted Income is not a liquidity measure and should not be used in place of cash flow measures determined under GAAP. Fair value adjustments of contingent consideration liabilities may or may not provide a tax benefit, depending on the tax attributes of the acquisition transaction. We consider Adjusted Income to be useful to investors because it is an important metric in measuring the economic performance of asset management companies, as an indicator of value, and because it facilitates comparison of our operating results with the results of other asset management firms that have not issued/extinguished contingent convertible debt or made significant acquisitions.

In calculating Adjusted Income, we adjust for the impact of the amortization of management contract assets and impairment of indefinite-life intangible assets, and add (subtract) the impact of fair value adjustments on contingent consideration liabilities, if any, all of which arise from acquisitions, to Net Income Attributable to Legg Mason, Inc. to reflect the fact that these items distort comparisons of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. Deferred taxes on indefinite-life intangible assets and goodwill include actual tax benefits from amortization deductions that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we fully expect to realize the economic benefit of the current period tax amortization, we add this benefit to Net Income Attributable to Legg Mason, Inc. in the calculation of Adjusted Income.  However, because of our net operating loss carry-forward, we will receive the benefit of the current tax amortization over time. Conversely, we subtract the non-cash income tax benefits on goodwill and indefinite-life intangible asset impairment charges and U.K. tax rate adjustments on excess book basis on certain acquired indefinite-life intangible assets, if applicable, that have been recognized under GAAP. We also add back, if applicable, non-cash imputed interest and the extinguishment loss on contingent convertible debt adjusted for amounts allocated to the conversion feature, as well as adding the actual tax benefits on the imputed interest that are not realized under GAAP. We do not adjust for debt extinguishment losses resulting from prepayment fees, if any. These adjustments reflect that these items distort comparisons of our operating results to other periods and the results of other asset management firms that have not engaged in significant acquisitions, including any related impairments, or issued/extinguished contingent convertible debt.

Should a disposition, impairment charge or other non-core item occur, its impact on Adjusted Income may distort actual changes in the operating performance or value of our firm. Accordingly, we monitor these items and their

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • RARE Infrastructure • Royce & Associates • Western Asset

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related impact, including taxes, on Adjusted Income to ensure that appropriate adjustments and explanations accompany such disclosures.

Although depreciation and amortization of fixed assets are non-cash expenses, we do not add these charges in calculating Adjusted Income because these charges are related to assets that will ultimately require replacement.

Operating Margin, as Adjusted
We calculate “Operating Margin, as Adjusted,” by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, amortization related to intangible assets, income (loss) of consolidated investment vehicles, the impact of fair value adjustments of contingent consideration liabilities, if any, and impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, which we refer to as “Operating Revenues, as Adjusted”.  The compensation items are removed from Operating Income in the calculation because they are offset by an equal amount in Other non-operating income (expense), and thus have no impact on Net Income Attributable to Legg Mason, Inc.  We adjust for the impact of amortization of management contract assets and the impact of fair value adjustments of contingent consideration liabilities, if any, which arise from acquisitions to reflect the fact that these items distort comparison of our operating results with results of other asset management firms that have not engaged in significant acquisitions. Impairment charges and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use Operating Revenues, as Adjusted in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. Operating Revenues, as Adjusted also include our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.

We believe that Operating Margin, as Adjusted, is a useful measure of our performance because it provides a measure of our core business activities. It excludes items that have no impact on Net Income Attributable to Legg Mason, Inc. and indicates what our operating margin would have been without the distribution revenues that are passed through to third parties as a direct cost of selling our products, amortization related to intangible assets, changes in the fair value of contingent consideration liabilities, if any, impairment charges, and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net Income Attributable to Legg Mason, Inc.  This measure is provided in addition to our operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.

Brandywine Global • ClearBridge Investments • Martin Currie • Permal • QS Investors • RARE Infrastructure • Royce & Associates • Western Asset